Exhibit 10.6

AMENDMENT NO. 1 (this “Amendment”) dated as of March 13, 2013, to the Credit Agreement dated as of December 12, 2012 (the “Credit Agreement”), among TEMPUR-PEDIC INTERNATIONAL INC., a Delaware corporation (the “Parent”), TEMPUR-PEDIC MANAGEMENT, LLC (the “Lead Borrower”), TEMPUR-PEDIC NORTH AMERICA, LLC and TEMPUR PRODUCTION USA, LLC, each as a Borrower, the Guarantors identified therein, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.

WHEREAS, the Parent has requested an amendment to the Credit Agreement that would effect the modifications to the Credit Agreement set forth herein. This Amendment will become effective on the Amendment Effective Date (as defined below) on the terms and subject to the conditions set forth herein;

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement as amended hereby.

SECTION 2. Amendments to the Credit Agreement. Each of the parties hereto agrees that, effective on the Amendment Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

SECTION 3. Amendments to the Pledge Agreement. Each of the parties hereto agrees that, effective on the Amendment Effective Date, Exhibit 1.01-2 to the Credit Agreement (the Pledge Agreement) shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Pledge Agreement attached as Exhibit B hereto.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Credit Party represents and warrants to each other party hereto, on and as of the Amendment Effective Date, that the following statements are true and correct in all material respects on and as of the Amendment Effective Date:

(a) Each Credit Party is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization;

(b) Each Credit Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Credit Agreement (as amended by this Amendment);

(c) The execution, delivery and performance by each Credit Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not contravene the terms of any of such Credit Party’s Organization Documents; and

(d) This Amendment has been duly executed and delivered by each Credit Party. This Amendment constitutes a legal, valid and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with its terms, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law);

SECTION 5. Amendment Effective Date. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(i) the Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Credit Parties and Lenders sufficient to constitute, collectively, the requisite Lenders; and

(ii) the representations and warranties of the Credit Parties set forth in Section 4 hereof shall be true and correct in all material respects as of the Amendment Effective Date.

SECTION 6. Effect of Amendment.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the existing Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Credit Agreement or any other provision of the existing Credit Agreement or of any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed to be a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

(b) From and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Credit Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

SECTION 7. Reaffirmation. Notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, (i) each Credit Party acknowledges and agrees that each Credit Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement, as amended hereby) and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Credit Agreement with respect to all of the Obligations.

SECTION 8. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9. Costs and Expenses. The Borrowers agree to reimburse the Administrative Agent for its actual and reasonable costs and expenses in connection with this Amendment to the extent required pursuant to Section 11.04 of the Credit Agreement.

SECTION 10. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 11. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

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TEMPUR-PEDIC INTERNATIONAL INC., a Delaware corporation

TEMPUR-PEDIC MANAGEMENT, LLC, a Delaware limited liability company

TEMPUR WORLD, LLC, a Delaware limited liability company

TEMPUR PRODUCTION USA, LLC, a Virginia limited liability company

By:	/s/ William H. Poche
	Name:	William H. Poche
	Title:	Treasurer and Assistant Secretary

TEMPUR-PEDIC MANUFACTURING, INC., a Delaware corporation

DAWN SLEEP TECHNOLOGIES, INC., a Delaware corporation

TEMPUR-PEDIC SALES, INC., a Delaware corporation

TEMPUR-PEDIC NORTH AMERICA, LLC, a Delaware limited liability company

TEMPUR-PEDIC TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ William H. Poche
	Name:	William H. Poche
	Title:	Treasurer and Assistant Secretary

TEMPUR-PEDIC AMERICA, LLC, a Delaware limited liability company

By:	/s/ William H. Poche
	Name:	William H. Poche
	Title:	Treasurer and Assistant Secretary

BANK OF AMERICA, N.A. as Administrative Agent and a Lender

By:	/s/ Laura Call
	Name:	Laura Call
	Title:	Assistant Vice President

BARCLAYS BANK PLC as a Lender

By:	/s/ Regina Tarone
	Name:	Regina Tarone
	Title:	Managing Director

JPMORGAN CHASE BANK, N.A. as a Lender

By:	/s/ Anthony Eastman
	Name:	Anthony Eastman
	Title:	Vice President

WELLS FARGO BANK, N.A. as a Lender

By:	/s/ Brian Hulker
	Name:	Brian Hulker
	Title:	SVP

FIFTH THIRD BANK, as a Lender

By:	/s/ Mary-Alicha Weldon
	Name:	Mary-Alicha Weldon
	Title:	Vice President

Exhibit A

[Amendments to Credit Agreement attached]

CREDIT AGREEMENT

dated as of December 12, 2012

among

TEMPUR-PEDIC INTERNATIONAL INC.,

as the Parent and a Borrower

and

CERTAIN SUBSIDIARIES OF THE PARENT,

as Borrowers and as Guarantors,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent,

BARCLAYS BANK PLC,

JPMORGAN CHASE BANK, N.A.

and

WELLS FARGO BANK, N.A.,

as Syndication Agents

FIFTH THIRD BANK,

as Documentation Agent

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,~~

BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC,

J.P MORGAN SECURITIES LLC,

WELLS FARGO SECURITIES, LLC,

and

FIFTH THIRD BANK,

ii

“Applicant Borrower” has the meaning provided in Section 2.14(b).

“Appropriate Lender” means, at any time, (a) with respect to any of the Term A Facility, the Term B Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term A Loan, a Term B Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the L/C Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swingline Sublimit, (i) the Swingline Lender and (ii) if any Swingline Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Bank” means (a) any Lender, (b) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (c) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means ~~MLPF&S~~Bank of America, N.A., Barclays Bank PLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Fifth Third Bank, in their respective capacities as joint lead arrangers and joint book managers.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06 and accepted by the Administrative Agent), in substantially the form of Exhibit 11.06(b) or any other form approved by the Administrative Agent

“Attributable Principal Amount” means (a) in the case of capital leases, the amount of capital lease obligations determined in accordance with GAAP, (b) in the case of Synthetic Leases, an amount determined by capitalization of the remaining lease payments thereunder as if it were a capital lease determined in accordance with GAAP, (c) in the case of Securitization Transactions, the outstanding principal amount of such financing, after taking into account reserve amounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment and (d) in the case of Sale and Leaseback Transactions, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease).

“Auction” has the meaning provided in Section 11.06(i).

“Auction Manager” means the Administrative Agent.

“Auction Procedures” means the Dutch Auction Procedures set forth on Exhibit 11.06(i).

“Available ECF Amount” means, on any date, an amount determined on a cumulative basis equal to Excess Cash Flow for each year, commencing with the fiscal year ending

“Closing Date Guarantors” means, collectively, the Company and each other Subsidiary of the Parent listed on Annex B.

“Collateral” means the collateral identified in, and at any time covered by, the Collateral Documents.

“Collateral Agent” means Bank of America, in its capacity as collateral agent under any of the Credit Documents, or any successor collateral agent.

“Collateral Documents” means the Security Agreement, the Pledge Agreement, the Intellectual Property Security Agreements, the Intellectual Property Security Agreement Supplements, the Mortgages and any other documents executed and delivered by the Credit Parties in order to grant to the Collateral Agent a security interest in the Collateral as security for the Obligations.

“Commitment” means a Term A Commitment, a Term B Commitment or a Revolving Credit Commitment, as the context may require.

“Commitment Fee” has the meaning set forth in Section 2.09(a)(i).

“Commitment Letter” means the Amended and Restated Commitment Letter addressed to the Parent dated as of October 23, 2012 from Bank of America, JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Wells Fargo Investment Holdings, LLC and the Arrangers.

“Commitment Period” means, in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earlier of (a)(i) in the case of Revolving Credit Loans and Swingline Loans, the Revolving Termination Date or (ii) in the case of the Letters of Credit, the L/C Expiration Date, or (b) the date on which the Revolving Credit Commitments shall have been terminated as provided herein.

“Commitment Termination Date” means the earliest to occur of (a) September 26, 2013, unless the Closing Date occurs on or prior thereto, (b) the closing of the Sealy Acquisition without the use of the Facilities and the Bridge Facility (if any) and/or the Senior Notes (if any), (c) the entry into an Alternative Financing (as defined in the Acquisition Agreement), (d) the entry into an Alternative Acquisition Agreement (as defined in the Acquisition Agreement), (e) the termination of the Acquisition Agreement, (f) the public announcement of the abandonment of the Sealy Acquisition by the Parent or any of its Affiliates in a public statement or filing and (g) with respect to each Facility, termination of the Commitments under such Facility pursuant to Section 2.07.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning provided in the recitals hereto.

“Company Material Adverse Effect” means any event, change, occurrence, development or effect that would have or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, other than any event, change, occurrence, development or

(a) was a member of such Board of Directors on the date of this Credit Agreement; or

(b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% (or, in the case of Comfort Revolution LLC, a majority) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Control Agreement” means a deposit account control agreement in favor of the Collateral Agent, on terms reasonably satisfactory to the Collateral Agent.

“Convertible Notes” means the Company’s Senior Secured Third Lien Convertible Notes due 2016.

“Convertible Notes Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent for the Convertible Notes.

“Credit Agreement” has the meaning provided in the recitals hereto.

“Credit Agreement Refinancing Facilities” means (a) with respect to any Class of Revolving Credit Commitments or Revolving Credit Loans, Replacement Revolving Commitments or Replacement Revolving Loans and (b) with respect to any Class of Term Loans, Refinancing Term Loans.

“Credit Agreement Refinancing Facility Lenders” means a Lender with a Replacement Revolving Credit Commitment or outstanding Refinancing Term Loans.

“Credit Documents” means this Credit Agreement, the Notes, the Fee Letters, the Issuer Documents, the Collateral Documents, the Guaranties, each Designated Borrower Request and Assumption Agreement, each Designated Borrower Notice, each Request for Credit Extension, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Credit Agreement and the Joinder Agreements.

“Credit Extension” means each of the following: (a) a Borrowing, (b) the conversion or continuation of a Borrowing and (c) an L/C Credit Extension.

Working Capital Adjustment for such fiscal year (if positive) and (iii) to the extent received in cash and deducted from the calculation of Consolidated EBITDA for such fiscal year, all gains or other amounts identified in clause (c)(ii) of the definition thereof for such fiscal year over (b) the sum, without duplication, of (i) the amount of any taxes payable in cash by the Parent and its Subsidiaries with respect to such fiscal year, (ii) Consolidated Interest Expense for such fiscal year paid in cash, (iii) Consolidated Capital Expenditures made in cash during such fiscal year, except to the extent financed with the proceeds of Indebtedness (other than Revolving Credit Loans to the extent such Revolving Credit Loans are repaid during such fiscal year), equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA, (iv) permanent repayments of Indebtedness (other than (x) prepayments of Loans under Section 2.06(a) or Section 2.06(b) and (y) prepayment of any Junior Financing) made in cash by the Parent or any of its Subsidiaries during such fiscal year, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness, (v) Consolidated Working Capital Adjustment for such fiscal year (if negative) and (vi) the sum of, in each case, to the extent paid in cash and added back in the calculation of Consolidated EBITDA for such fiscal year, all fees, costs, expenses, charges, proceeds or other amounts identified in clauses (b)(iv), (v), (vi) and (viii) of the definition thereof.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Notes” has the meaning ascribed to “Exchange Notes” in the Bridge Credit Agreement (if any).

“Excluded Domestic Subsidiary” means any Domestic Subsidiary (x) owned by a Foreign Subsidiary or (y) that has no material assets other than the equity interests or Capital Stock of one or more Foreign Subsidiaries.

“Excluded Property” means the Excluded Property as such term is defined in the Security Agreement.

“Excluded Real Property” means all leasehold interests and interest in owned real property other than the Specified Real Property.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) (after giving effect to any keepwell, support or other agreement provided by the Parent or any of its Subsidiaries with respect to the obligations of such Guarantor) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Net Cash Proceeds” means (a) with respect to any Disposition or Involuntary Disposition, the aggregate proceeds paid in cash or Cash Equivalents received by the Parent or any Subsidiary in connection with any Disposition or Involuntary Disposition, net of (i) direct costs (including legal, accounting and investment banking fees, sales commissions and underwriting discounts), (ii) estimated taxes paid or payable as a result thereof, and (iii) amounts required to be applied to the repayment of Indebtedness (other than the Indebtedness hereunder, Permitted Incremental Equivalent Debt and Permitted External Refinancing Debt) secured by a Lien on the asset or assets the subject of such Disposition or Involuntary Disposition (or, in the case of Net Cash Proceeds of any Foreign Disposition, amounts applied during such period to the permanent repayment of any Indebtedness of the Foreign Subsidiaries to the extent required by the terms of such Indebtedness); and (b) with respect to any incurrence or issuance of Indebtedness, the aggregate principal amount actually received in cash by the Parent or any Subsidiary in connection therewith, net of (x) direct costs (including legal, accounting and investment banking fees, sales commissions and underwriting discounts) and (y) the principal amount of the Bridge Facility (if any) prepaid with the proceeds thereof. For purposes hereof, “Net Cash Proceeds” includes any cash or Cash Equivalents received upon the disposition of any non-cash consideration received by the Parent or any Subsidiary in any Disposition or Involuntary Disposition.

“NFIP” has the meaning provided in the definition of Real Estate Collateral Requirements.

“Non-Consenting Lender” has the meaning provided in Section 11.13.

“Non-Guarantor Domestic Subsidiary” has the meaning provided in Section 7.12(a).

“Not Otherwise Applied” means, with reference to any proceeds of any transaction or event or of Excess Cash Flow or the Available ECF Amount that is proposed to be applied to a particular use or transaction, that such amount (a) was not required to prepay Term Loans pursuant to Section 2.06(b)(ii)(C) (other than as a result of clause (iii) thereof or Section 2.06(b)(ii)(F)) and (b) has not previously been (and is not simultaneously being) applied to anything other than such particular use or transaction (including, without limitation, Investments permitted under Section 8.02(m), Restricted Payments permitted under Section 8.06(d) and prepayments of Junior Financing under Section 8.12(a)).

“Notes” means the Term A Notes, the Term B Notes, the Revolving Credit Notes and the Swingline Notes.

“Obligations” means, without duplication, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (the “Loan Obligations”), (b) all obligations under any Swap Contract between the Parent or any Domestic Subsidiary and any Lender or Affiliate of a Lender to the extent permitted hereunder, including, without limitation, the Swap Obligations but excluding the Excluded Swap Obligations (the “Swap Contract Obligations”) and (c) all obligations under any Treasury Management Agreement between the Parent or any Domestic are not subject to any Lien (other than Liens arising by operation of law or permitted by Section 8.01(a), 8.01(b), 8.01(p), 8.01(t), 8.01(u) and 8.01(v)).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarterly Financial Statements” has the meaning provided in the definition of “Historical Financial Statements.”

“Real Estate Collateral Requirements” means the requirements that the Parent shall, and shall cause each other Credit Party to, deliver to the Administrative Agent:

(a) a Mortgage with respect to each property listed on Schedule 6.21 and identified as a “Mortgaged Property” together with evidence such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of the applicable Credit Party thereto on or before such date and is in form suitable for filing and recording in all filing or recording offices that the Administrative Agent may deem necessary in order to create a valid and subsisting perfected Lien, excepting only Permitted Liens, on the property described therein in favor of the Administrative Agent and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(b) fully paid American Land Title Association Lender’s title insurance policies (the “Mortgage Policies”), without extended coverage (unless available at commercially reasonable rates in a situation where no survey is available, provided that neither the Parent nor any other Credit Party shall have any obligation to obtain a survey) and otherwise in form and substance and in amounts reasonably acceptable to the Administrative Agent, with endorsements to be agreed upon by the Administrative Agent and the Parent, and coinsurance or direct access reinsurance (only to the extent required by the Title Agent), issued, coinsured or reinsured by First American Title Insurance Company, Chicago Title Insurance Company or another title insurer reasonably acceptable to the Administrative Agent (the “Title Agent”), insuring the Mortgages for the Mortgaged Property to be valid first and subsisting perfected Liens on the property described therein, free and clear of all Liens, excepting only Permitted Liens, and (to the extent a zoning endorsement is agreed upon by the Administrative Agent and the Parent ), with respect to any property located in a state in which a zoning endorsement is not available (or for which a zoning endorsement is not available at a commercially reasonable rate or without a current survey), then in lieu thereof, if requested by the Administrative Agent, a zoning compliance letter from the applicable municipality, if available, or a zoning report from Planning and Zoning Resource Corporation (or another Person reasonably acceptable to the Administrative Agent), in each case reasonably satisfactory to the Administration Agent;

(c) no later than three Business Days prior to the date on which a Mortgage for the applicable Mortgaged Property is executed and delivered pursuant to this Agreement, in order to comply with the Flood Laws, the Administrative Agent shall have received the following documents (collectively, the “Flood Documents”): (i) a completed standard “life of loan”

terminated, Lenders holding more than 50% of the aggregate principal amount of Loan Obligations (including, in each case, the aggregate principal amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swingline Loans); provided that the Commitments of, and the portion of the Loan Obligations held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the Aggregate Revolving Credit Commitments or, if the Revolving Credit Commitments shall have expired or been terminated, Revolving Credit Lenders holding more than 50% of the aggregate principal amount of Revolving Credit Obligations (including, in each case, the aggregate principal amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swingline Loans); provided that the Revolving Credit Commitments of, and the portion of Revolving Credit Obligations held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.

“Required Term A Lenders” means, as of any date of determination, Term A Lenders holding more than 50% of the Term A Facility on such date; provided that the portion of the Term A Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A Lenders.

“Required Term B Lenders” means, as of any date of determination, Term B Lenders holding more than 50% of the Term B Facility on such date; provided that the portion of the Term B Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term B Lenders.

“Resignation Effective Date” shall have the meaning provided in Section 10.06(a).

“Responsible Officer” means an officer functioning as the chief executive officer, chief operating officer, president, vice president, chief financial officer, treasurer, assistant treasurer, controller or secretary of a Credit Party. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party. All references to a “Responsible Officer” hereunder shall refer to a Responsible Officer of the Parent unless the context otherwise requires.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) by the Parent in respect of its Capital Stock, or any payment (whether in cash, securities or other property) including any sinking fund payment or similar deposit, for or on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of the Parent or its Subsidiaries or any option, warrant or other right to acquire any such Capital Stock of the Parent or its Subsidiaries.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(c).

Indebtedness to obtain any such Lien). The amount of any Support Obligations shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Support Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination values determined in accordance therewith, such termination values, and (b) for any date prior to the date referenced in clause (a), the amounts determined as the mark-to-market values for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.01(e).

“Swingline Lender” means Bank of America, in its capacity as the Swingline Lender, together with any successor in such capacity.

“Swingline Loan” has the meaning provided in Section 2.01(e).

“Swingline Note” means the promissory note made by the Borrowers in favor of the Swingline Lender, evidencing Swingline Loans made by the Swingline Lender, substantially in the form of Exhibit 2.13-2.

“Swingline Sublimit” has the meaning provided in Section 2.01(e)

under the other Credit Documents or the other documents and agreements relating to the Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if the Guarantors shall not timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of the Guarantors’ obligations hereunder unless as a result thereof, the Obligations shall have been paid in full and the commitments relating thereto shall have expired or terminated, it being the purpose and intent that the Guarantors’ obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances. Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02(a) and through the exercise of rights of contribution pursuant to Section 4.06.

Section 4.05. Remedies. The Guarantors agree that, to the fullest extent permitted by Law, as between the Guarantors, on the one hand, and holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.

Section 4.06. Rights of Contribution. The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated, and none of the Guarantors shall exercise any such contribution rights until the Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated.

Section 4.07. Guaranty of Payment; Continuing Guarantee. The guarantee given by the Guarantors in this Article 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

Section 4.08. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under the guaranty given hereby in respect of the Swap Obligations; provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 4.08 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 4.08, or otherwise under the guaranty given hereby, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section 4.08 shall remain in full force and effect until the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations (other than contingent indemnification obligations). Each Qualified ECP Guarantor intends that this Section 4.08 constitute, and this Section 4.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE 5

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 5.01. Conditions to the Closing Date. The Closing Date and the obligation of the L/C Issuer and each Lender to make the initial Credit Extensions shall, in each case, be subject to satisfaction (or waiver in accordance with Section 11.01) of the following conditions:

(a) Credit Documents. Receipt by the Administrative Agent of executed counterparts of the following documents, in each case, executed by the parties thereto:

1. the Security Agreement,

2. the Pledge Agreement,

3. the Intellectual Property Security Agreements for filing in the United States Patent and Trademark Office and the United States Copyright Office,

4. Joinder Agreements executed by each of the Closing Date Guarantors,

5. L/C Applications with respect to (~~x) the Existing~~any Letters of Credit ~~and (y)~~if any ~~other Letters of Credit~~) to be issued on the Closing Date, and

6. Notes, to the extent requested by a Lender.

(b) Opinions of Counsel. Receipt by the Administrative Agent, on behalf of itself and the Lenders, of customary opinions of legal counsel to the Credit Parties (which shall cover authority, legality, validity, binding effect and enforceability of the Credit Documents executed on the Closing Date, non-contravention of Organization Documents, specified material agreements and applicable Law and creation and perfection of the Liens granted thereunder on the Collateral on the Closing Date that will be perfected on the Closing Date).

(c) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following:

(i) (A) with respect to the Company and its Subsidiaries that are Credit Parties, copies of the Organization Documents of each such Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date and (B) with respect to the Parent and its Subsidiaries (other than the Company and its Subsidiaries) that are Credit Parties, a certificate of a Responsible Officer that there has been no material change to the documents provided in accordance with Section 5.03(b)(i) below (and in the case of any change thereto, copies thereof certified as of a recent date);

(ii) (A) with respect to the Company and its Subsidiaries that are Credit Parties, such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each such Credit Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Credit Agreement and the other Credit Documents to which such Credit Party is a party and (B) with respect to the Parent and its Subsidiaries (other than the Company and its Subsidiaries) that are Credit Parties, a certificate of a Responsible Officer that there has been no change to the documents provided in accordance with Section 5.03(b)(ii) below; and

(iii) good standing certificates for each Credit Party as of recent date in its state of organization or formation.

(d) Personal Property Collateral. ~~Receipt~~Subject to Section 7.18(d), receipt by the Administrative Agent of the following:

(i) ~~(A)~~ a certificate of a Responsible Officer that there has been no material change to the information set forth in the Perfection Certificate delivered in accordance with Section 5.03(f) below (and in the case of any change thereto, an updated Perfection Certificate);

(ii) all certificates evidencing any certificated Capital Stock or equity interests not then (A) in the possession of the Administrative Agent or the Collateral Agent or (B) with respect to certificates of the Company and its Subsidiaries, in the possession of the Convertible Notes Agent and pledged to secure the obligations under the Convertible Notes, and pledged to secure the Obligations, together with undated stock powers duly executed in blank attached thereto.

(e) Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Parent as of the Closing Date certifying that the conditions specified in subsections (g), (i), (m) and (n) of this Section 5.01 and Section 5.02(a) have been satisfied as of the Closing Date.

(f) Fees. Payment of all fees and expenses required to be paid on or before the Closing Date, including the reasonable and documented fees and expenses of counsel for the Administrative Agent and the Arrangers that, in the case of such expenses, have been invoiced at least three Business Days prior to the Closing Date.

(g) Consummation of Transactions Contemplated by Related Agreements. The Sealy Acquisition shall have been or shall substantially concurrently with such initial Credit Extension on the Closing Date be, consummated in accordance with the terms of the Acquisition Agreement.

(h) Related Agreements. Receipt by the Administrative Agent of certified copies of each of the Related Agreements, executed by the parties thereto.

or other appropriate notice), in each case prior and superior in right to any other Lien (other than Permitted Liens).

Section 6.19. Pledge Agreement. The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the holders of the secured obligations identified therein, a legal, valid and enforceable security interest in the Collateral identified therein, except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law). The Pledge Agreement shall create a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in the Collateral identified therein, in each case prior and superior in right to any other Lien (other than Liens arising by operation of law and Liens permitted by Section 8.01(u)) (i) with respect to any such Collateral that is a “security” (as such term is defined in the UCC) and is evidenced by a certificate, when such Collateral is delivered to the Collateral Agent or, to the extent permitted by the Pledge Agreement, the Convertible Notes Agent, with duly executed stock powers with respect thereto, (ii) with respect to any such Collateral that is a “security” (as such term is defined in the UCC) but is not evidenced by a certificate, when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the pledgor, and (iii) with respect to any such Collateral that is not a “security” (as such term is defined in the UCC), when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the pledgor.

Section 6.20. Mortgages. Each of the Mortgages is effective to create in favor of the Collateral Agent, for the ratable benefit of the holders of the secured obligations identified therein, a legal, valid and enforceable security interest in the Mortgaged Properties identified therein in conformity with applicable Law, except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and, when the Mortgages in appropriate form are duly recorded at the locations identified in the Mortgages, and recording or similar taxes, if any, are paid, the Mortgages shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Mortgaged Properties, in each case prior and superior in right to any other Lien (other than Permitted Liens).

Section 6.21. Real Property. As of the Closing Date, set forth on Schedule 6.21, with respect to the Credit Parties, is a true, correct and complete list of (a) all real property (including street address) owned by such Person, (b) all real property (including street address) leased by such Person, and (c) identifying each Mortgaged Property of such Person.

Section 6.22. Solvency. On the Closing Date, the Parent and its Subsidiaries are, on a consolidated basis, and, after giving pro forma effect to the Transaction, will be Solvent.

Section 6.23. Patriot Act; Sanctioned Persons.

(a) To the extent applicable, each Credit Party is in compliance, in all material respects, with (i) the United States Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) the Act and (iii) the United States Foreign Corrupt Practices Act of 1977,

(l) Investments by the Parent or any Subsidiary made in respect of the Danish Tax Assessment;

(m) Investments not contemplated in the foregoing clauses hereof in an aggregate outstanding amount not to exceed at any time (i) $50,000,000 plus (ii) so long as no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis, the Available ECF Amount; and

(n) Investments to effect the Reorganization.

Section 8.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Credit Documents;

(b) Indebtedness outstanding on the Closing Date or entered into in connection with the Reorganization and listed on Schedule 8.03 and any Permitted Refinancing thereof;

(c) Permitted Incremental Equivalent Debt and Permitted External Refinancing Debt and any Permitted Refinancing thereof; provided that it shall be a condition precedent to the effectiveness of any Permitted Incremental Equivalent Debt that (i) after giving effect thereto, the Aggregate Incremental Amount does not exceed the Incremental Cap, (ii) no Default or Event of Default shall have occurred and be continuing immediately prior to or immediately after giving effect to such Permitted Incremental Equivalent Debt, (iii) the Parent is in compliance with the Financial Covenants, determined as of the fiscal quarter of the Parent most recently ended for which financial statements have been delivered pursuant to Section 7.01 and on an Incremental Pro Forma Basis and (iv) the representations and warranties set forth in Article 6 and in each other Credit Document shall be true and correct in all material respects on and as of the date of such Permitted Incremental Equivalent Debt, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(d) obligations (contingent or otherwise) of the Parent or any Subsidiary existing or arising under any Swap Contract, provided that such obligations are entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”;

(e) unsecured intercompany Indebtedness among the Parent and its Subsidiaries to the extent permitted by Section 8.02; provided that any such Indebtedness owed by a Credit Party to a Subsidiary that is not a Credit Party shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent;

(f) (i) Indebtedness (including Indebtedness under Capital Leases, Synthetic Lease obligations and purchase money obligations but excluding Indebtedness arising under Capital Leases entered into in connection with a Sale and Leaseback Transaction permitted under Section 8.05(f)) incurred to provide all or a portion of the purchase price (or cost of construction or acquisition), in each case, for capital assets and refinancings, refundings, renewals or extensions thereof, provided that the aggregate principal amount of all such deliver such documents as the Parent shall reasonably request to evidence such termination; provided that if an Event of Default shall have occurred and is continuing, no such termination will be effective unless arrangements satisfactory to the holders of the Swap ~~Contact~~Contract Obligations and Treasury Management Obligations shall have been made, and will not affect provisions which expressly survive termination.

Section 11.18. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Parent and each other Credit Party acknowledge and agree, and acknowledge their respective Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Credit Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Parent, each other Credit Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (ii) each of the Parent and the other Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Parent and each other Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (b) (i) the Administrative Agent, each Arranger and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent, any other Credit Party or any of their respective Affiliates, or any other Person and (ii) the Administrative Agent, the Arrangers and the Lenders shall not have any obligation to the Parent, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (c) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent, the other Credit Parties and their respective Affiliates, and the Administrative Agent, the Arrangers and the Lenders shall not have any obligation to disclose any of such interests to the Parent, any other Credit Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Parent and the other Credit Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit B

[Amendments to Pledge Agreement attached]

PLEDGE

AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”) dated as of [                    ] is by and among Tempur-Pedic International Inc., a Delaware corporation (the “Parent”) and other Credit Parties identified as “Pledgors” on the signature pages hereto and such other Persons as may become Pledgors hereunder after the date hereof (individually a “Pledgor”, and collectively the “Pledgors”) and BANK OF AMERICA, N.A., as Collateral Agent (the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Lenders have agreed to establish credit facilities pursuant to the terms of the Credit Agreement dated as of December 12, 2012 (as amended, restated, amended and restated, modified and supplemented from time to time, the “Credit Agreement”) by and among the Parent, Tempur-Pedic Management, LLC, a Delaware limited liability company, Tempur-Pedic North America, LLC, a Delaware limited liability company and Tempur Production USA LLC, a Virginia limited liability company, each as a Borrower, the other parties identified as Guarantors therein, the financial institutions who are or who become party thereto as lenders and Bank of America, N.A., as Administrative Agent, Collateral Agent and a Lender; and

WHEREAS, this Pledge Agreement is required under the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions and Interpretive Provisions.

(a) Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement. In addition, the following terms, which are defined in the UCC as in effect in the State of New York on the date hereof, are used herein as so defined: Financial Asset, Proceeds and Security. As used herein:

“Administrative Agent” has the meaning provided in the recitals hereto, or any successor administrative agent.

“Collateral Agent” has the meaning provided in the recitals hereto, or any successor collateral agent.

“Credit Agreement” has the meaning provided in the recitals hereto.

“Domestic Foreign Subsidiary Holding Company” means any Domestic Subsidiary that has no material assets other than the equity interests or Capital Stock of one or more Foreign Subsidiaries.

“Lenders” has the meaning provided in the recitals hereto.

“Parent” has the meaning provided in the recitals hereto.

“Pledge Agreement” has the meaning provided in the recitals hereto, as the same may be amended and modified from time to time.

“Pledged Collateral” has the meaning provided in Section 2 hereof.

“Pledged Shares” has the meaning provided in Section 2 hereof.

“Pledgors” has the meaning provided in the recitals hereto, together with their respective successors and assigns.

“Secured Obligations” means the Obligations and all costs and expenses incurred in connection with enforcement and collection of the Obligations, including reasonable attorneys’ fees and disbursements.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York unless application of the choice of law provisions of the New York Uniform Commercial Code would require application of the laws of another jurisdiction.

(b) Interpretive Provisions, etc. Each of the terms and provisions of Section 1.02 of the Credit Agreement (in each case as the same may be amended or modified as provided therein) are incorporated herein by reference to the same extent and with the same effect as if fully set forth herein.

2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Pledgor hereby grants, pledges and assigns to the Collateral Agent, for the ratable benefit of the holders of the Secured Obligations, a continuing security interest in any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):

(a) Pledged Shares. (i) 100% of the issued and outstanding Capital Stock directly owned by such Pledgor of each Domestic Subsidiary (other than any Excluded Domestic Subsidiary) and (ii) 65% of all issued and outstanding shares of Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Voting Equity”) of each First Tier Foreign Subsidiary and each Domestic Foreign Subsidiary Holding Company directly owned by such Pledgor (or, if such Pledgor directly owns less than 65% of all the issued and outstanding Voting Equity of a First Tier Foreign Subsidiary or a Domestic

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Foreign Subsidiary Holding Company, then 100% of the Voting Equity directly owned by such Pledgor), in each case set forth on Schedule 2(a) attached hereto, together with the certificates (or other agreements or instruments), if any, representing such Capital Stock, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the Capital Stock described in Section 2(b) and 2(c) below, the “Pledged Shares”), including the following:

(A) all shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Shares; and

(B) without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Shares and in which such issuer is not the surviving entity, all Capital Stock of the successor entity formed by or resulting from such consolidation or merger to the extent such Capital Stock could be pledged under clause (a) above.

(b) Additional Shares. (i) 100% of the issued and outstanding Capital Stock directly owned by such Pledgor of any Person that hereafter becomes a Domestic Subsidiary (other than any Excluded Domestic Subsidiary) and (ii) 65% of the Voting Equity directly owned by such Pledgor of any Person that hereafter becomes a First Tier Foreign Subsidiary or a Domestic Foreign Subsidiary Holding Company, including the certificates (or other agreements or instruments) representing such Capital Stock.

(c) Accessions and Proceeds. All Proceeds of any and all of the foregoing.

Upon such pledge by the Pledgor pursuant to clause (b) above, such additional Capital Stock shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional Capital Stock.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Pledge Agreement shall not extend to any Excluded Property (as defined in the Security Agreement).

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3. Security for Secured Obligations. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the Secured Obligations.

4. Delivery of the Pledged Collateral. Each Pledgor hereby agrees that:

(a) Such Pledgor shall deliver to the Collateral Agent (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates, if any, representing the Pledged Shares of such Pledgor (to the extent such certificates representing the Pledged Shares of such Pledgor are not already in the possession of the Collateral Agent) and (ii) promptly upon the receipt thereof by or on behalf of such Pledgor, all other certificates and instruments constituting Pledged Collateral of such Pledgor; provided that, prior to the discharge of the Convertible Notes, such Pledgor shall not be required to deliver any such certificate or instrument with respect to the Company and its Subsidiaries to the Collateral Agent pursuant to this Section 4(a) to the extent such certificate or instrument is in the possession of the Convertible Notes Agent. Prior to delivery to the Collateral Agent, all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the Collateral Agent and the holders of the Secured Obligations pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) attached hereto.

(b) Additional Securities. If such Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or other equity interests, stock splits, spin- off or split- off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Collateral Agent and the holders of the Secured Obligations, shall segregate it from such Pledgor’s other property and shall deliver it forthwith to the Collateral Agent in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Exhibit 4(a), to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Secured Obligations~~.~~; provided that such Pledgor shall not be required to deliver any such certificate, instrument, option, right or distribution with respect to the Company and its Subsidiaries to the Collateral Agent pursuant to this Section 4(b) to the extent such Pledgor is required to deliver such certificate,

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instrument, option, right or distribution to the Convertible Notes Agent pursuant to the terms of the Convertible Notes.

(c) Financing Statements. Each Pledgor authorizes the Collateral Agent to prepare and file such UCC or other applicable financing statements as may be reasonably deemed necessary by the Collateral Agent in order to perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor.

5. Representations and Warranties. Each Pledgor hereby represents and warrants, as to itself and not any other Pledgor, to the Collateral Agent, for the benefit of the Collateral Agent and the holders of the Secured Obligations, that:

(a) Authorization of Pledged Shares. The Pledged Shares are duly authorized and validly issued, are, with respect to Pledged Shares of a corporation, fully paid and nonassessable and are not subject to the preemptive rights of any Person.

(b) Title. Each Pledgor has good and marketable title to the Pledged Collateral of such Pledgor and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Shares of such Pledgor. ( other than with respect to certificates, instruments, options, rights or distributions in respect of Pledged Shares of the Company and its Subsidiaries that are delivered to the Collateral Agent in violation of the documentation governing the Convertible Notes).

(c) Pledgor’s Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of any Pledged Shares or under any material contract is required either (i) for the pledge made by a Pledgor or for the granting of the security interest by a Pledgor pursuant to this Pledge Agreement (except as have been already obtained or made) or (ii) for the exercise by the Collateral Agent of its rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities and as otherwise required under the Organization Documents of the applicable issuer).

(d) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Collateral Agent for the benefit of the holders of the Secured Obligations, in the Pledged Collateral. The delivery to the Collateral Agent or the Convertible Notes Agent, of certificates evidencing the Pledged Collateral, together with duly executed stock powers in respect thereof, will perfect and establish the first priority of the Collateral Agent’s security interest in any certificated Pledged Collateral that constitutes a Security (subject to Liens arising by operation of law and Liens permitted by Section 8.01(u) of the Credit Agreement). The filing of appropriate UCC financing statements in the

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appropriate filing offices in the jurisdiction of organization of the applicable Pledgor or obtaining “control” over such interests in accordance with the provisions of Section 8-106 of the UCC will perfect the Collateral Agent’s security interest in any uncertificated Pledged Collateral that constitutes a Security. The filing of appropriate UCC financing statements in the appropriate filing offices in the jurisdiction of organization of the applicable Pledgor will perfect the Collateral Agent’s security interest in any Pledged Collateral that does not constitute a Security. Except as set forth in this subsection (e), no action is necessary to perfect the security interests granted by the Pledgors under this Pledge Agreement.

(e) Partnership and Membership Interests. Except as set forth on Schedule 5(e) (as such Schedule may be updated from time to time following compliance by such Pledgor with Section 6(e) hereof), none of the Pledged Shares consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

(f) No Other Interests. Other than as set forth on Schedule 2(a), as of the Closing Date, no Pledgor owns any Capital Stock required to be pledged hereunder in any Domestic Subsidiary or in any First Tier Foreign Subsidiary.

6. Covenants. Each Pledgor hereby covenants, that so long as any of the Secured Obligations remains outstanding (other than contingent indemnification obligations) and until all of the commitments under the Credit Agreement have been terminated, such Pledgor shall:

(a) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement and the other Credit Documents.

(b) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary or that the Collateral Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including any and all reasonable action necessary to satisfy the Collateral Agent that the Collateral Agent has obtained a first priority perfected security interest in all Pledged Collateral, subject to Liens arising by operation of law and Liens permitted by Section 8.01(u) of the Credit Agreement); (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor in accordance

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with this Pledge Agreement, the Organization Documents of the applicable issuer and applicable Law; and (iii) otherwise effect the purposes of this Pledge Agreement, including and if requested by the Collateral Agent, delivering to the Collateral Agent irrevocable proxies substantially in the form of Exhibit 4(a) in respect of the Pledged Collateral of such Pledgor.

(c) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Credit Agreement.

(d) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

(e) Issuance or Acquisition of Capital Stock. Not, without executing and delivering, or causing to be executed and delivered, to the Collateral Agent such agreements, documents and instruments as the Collateral Agent may reasonably require, issue or acquire any Capital Stock consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.~~;~~ provided that such Pledgor shall not be required to deliver any such agreement, document or instrument with respect to the Company and its Subsidiaries to the Collateral Agent pursuant to this Section 6(e) to the extent such Pledgor is required to deliver such agreement, document or instrument to the Convertible Notes Agent pursuant to the documentation governing the Convertible Notes.

(f) Discharge of Convertible Notes. Upon the discharge in full of the Convertible Notes in accordance with the provisions thereof, such Pledgor shall, to the extent not already delivered by the Convertible Notes Agent to the Collateral Agent, (i) deliver or cause the Convertible Notes Agent to deliver to the Collateral Agent any certificates, agreements, documents, instruments, options, rights or distributions described in Section 4(a), 4(b) or 6(e) or otherwise with respect to the Company and its Subsidiaries in the possession of the Convertible Notes Agent and (ii) deliver to the Collateral Agent any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Exhibit 4(a) in respect thereof.

7. Advances and Performance by the Collateral Agent. On failure of any Pledgor to perform any of the covenants and agreements contained herein and after the expiration of any applicable cure periods provided in Section 9.01(c) of the Credit

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Agreement, the Collateral Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien, expenditures made in defending against any adverse claim and all other expenditures that the Collateral Agent, for the benefit of the holders of the Secured Obligations, may make for the protection of the security hereof or may be compelled to make by operation of law. All such sums and amounts so expended by the Collateral Agent shall be repayable by the Pledgors on a joint and several basis (subject to Section 25 hereof) promptly upon timely notice thereof and demand therefor including, subject to Section 11.04 of the Credit Agreement, attorneys’ fees and expenses, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Collateral Agent, on behalf of the holders of the Secured Obligations, on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of the Credit Agreement, this Pledge Agreement or the other Credit Documents. The Collateral Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8. Remedies.

(a) General Remedies. After the occurrence and during the continuation of an Event of Default, the Collateral Agent and the holders of the Secured Obligations, shall have, in addition to the rights and remedies provided herein or in the Credit Documents, or by law (including levy of attachment and garnishment), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Pledged Collateral.

(b) Sale of Pledged Collateral. After the occurrence and during the continuation of an Event of Default, without limiting the generality of this Section 8, the Collateral Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, any holder of the Secured Obligations may in such event, bid for the purchase of such securities. Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor, in accordance with the notice

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provisions of Section 11.02 of the Credit Agreement at least ten days before the time of such sale. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Private Sale. After the occurrence and during the continuation of an Event of Default, the Pledgors recognize that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Collateral Agent may, therefore, after the occurrence and during the continuation of an Event of Default, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms that might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act. Each Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral that has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Collateral Agent may, in such event, bid for the purchase of such Pledged Collateral.

(d) Retention of Pledged Collateral. To the extent permitted under applicable law, in addition to the rights and remedies hereunder, after the occurrence and during the continuation of an Event of Default, the Collateral Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Secured Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have accepted or retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

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(e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the holders of the Secured Obligations are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency (subject to Section 25 hereof), together with interest thereon at the Default Rate. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

9. Rights of the Collateral Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, each Pledgor hereby designates and appoints the Collateral Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions after the occurrence and during the continuation of an Event of Default:

(i) to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Pledged Collateral, all as the Collateral Agent may reasonably deem appropriate;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Collateral Agent may reasonably deem appropriate;

(iv) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v) to direct any parties liable for any payment in connection with any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

(vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

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(viii) to authorize or to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may reasonably deem necessary in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

(ix) to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Collateral Agent may reasonably deem necessary;

(x) to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Collateral Agent or one or more of the holders of the Secured Obligations or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to Section 8 hereof; and

(xi) to do and perform all such other acts and things as the Collateral Agent may reasonably deem necessary in connection with the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

(b) Assignment by the Collateral Agent. The Collateral Agent may from time to time assign the Secured Obligations and any portion thereof and/or the Pledged Collateral and any portion thereof in connection with its resignation as Collateral Agent pursuant to Article 10 of the Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of the Collateral Agent under this Pledge Agreement in relation thereto.

(c) The Collateral Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty

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or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgors shall be responsible for preservation of all rights in the Pledged Collateral, and the Collateral Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters.

(d) Voting Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, each Pledgor may exercise any and all voting and other consensual rights solely pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; and

(ii) After the occurrence and during the continuation of an Event of Default and following delivery to such Pledgor by the Collateral Agent of written notice of its intent to exercise such rights, all rights of a Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to clause (i) of this subsection shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall then have the sole right to exercise such voting and other consensual rights.

(e) Dividend Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends (other than stock dividends and other dividends constituting Pledged Collateral addressed herein) or interest paid solely in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.

(ii) After the occurrence and during the continuation of an Event of Default:

(A) all rights of a Pledgor to receive the dividends and interest payments that it would otherwise be authorized to

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receive and retain pursuant to clause (i) of this subsection shall cease and all such rights shall thereupon be vested in the Collateral Agent, which shall then have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

(B) all dividends and interest payments that are received by a Pledgor contrary to the provisions of clause (A) of this subsection shall be received in trust for the benefit of the Collateral Agent and the holders of the Secured Obligations, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the exact form received, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Secured Obligations.~~;~~ provided that such Pledgor shall not be required to pay over any dividends or interest payments with respect to the Company and its Subsidiaries to the Collateral Agent pursuant to this clause (ii)(B) of this subsection to the extent such Pledgor is required to pay over such dividends or interest payments to the Convertible Notes Agent pursuant to the documentation governing the Convertible Notes.

10. Exercise of Rights by Required Lenders. In the event there is no Collateral Agent, the rights of the Collateral Agent may be exercised by the Required Lenders.

11. Application of Proceeds. After the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Pledged Collateral, when received by the Collateral Agent or any of the holders of the Secured Obligations in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 9.03 of the Credit Agreement, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Collateral Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

12. Release of Pledged Collateral. Upon request, the Collateral Agent shall promptly deliver to the applicable Pledgor (at the Pledgor’s expense) appropriate release documentation and any certificates or other documents delivered to the Collateral Agent by such Pledgor to the extent the release of Pledged Collateral is permitted under, and on the terms and conditions set forth in, the Credit Agreement and the other Credit Documents; provided that any such release, or the substitution of any of the Pledged Collateral for other Collateral, will not alter, vary or diminish in any way the force, effect, lien, pledge or security interest of this Pledge

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Agreement as to any and all Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien (subject to Permitted Liens) on any and all Pledged Collateral not expressly released or substituted.

13. Costs and Expenses. At all times hereafter, whether or not upon the occurrence of an Event of Default, the Pledgors agree to promptly pay upon demand any and all reasonable costs and out-of-pocket expenses (including reasonable attorneys’ fees and actual disbursements) of the Collateral Agent and the other holders of the Secured Obligations to the extent required under Section 11.04 of the Credit Agreement.

14. Continuing Agreement.

(a) This Pledge Agreement shall be a continuing agreement in every respect. This Pledge Agreement shall be terminated as provided in the Credit Agreement and, in any such case, the Collateral Agent and the holders of the Secured Obligations shall, upon the request and at the expense of the Pledgors, forthwith release all of its liens and security interests hereunder, deliver to the pertinent Pledgor any certificates or other documents delivered to the Collateral Agent by such Pledgor and execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination.

(b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Collateral Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

15. Amendments and Waivers. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except by written agreement of (a) the Pledgors and (b) the Collateral Agent.

16. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent and the holders of the Secured Obligations hereunder, to the benefit of the Collateral Agent and the holders of the Secured Obligations and their successors and permitted assigns; provided, however, that none of the Pledgors may

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assign its rights or delegate its duties hereunder without the prior written consent of the Collateral Agent or as otherwise expressly provided under the Credit Agreement.

17. Notices. All notices required or permitted to be given under this Pledge Agreement shall be given as provided in Section 11.02 of the Credit Agreement.

18. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Pledge Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Pledge Agreement.

19. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

20. Governing Law. THIS PLEDGE AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS PLEDGE AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

21. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

22. Entirety. This Pledge Agreement and the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

23. Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement and the other Credit Documents, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

24. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then the Collateral Agent shall have the right to proceed (to the extent not prohibited by the applicable guarantee, endorsement, security agreement, pledge agreement, mortgage or other collateral document) against such other property, guarantee or endorsement after the occurrence and during the

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continuation of an Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Collateral Agent or the holders of the Secured Obligations under this Pledge Agreement or under any of the other Credit Documents.

25. Joint and Several Obligations of Pledgors.

(a) Subject to subsection (c) of this Section 24, each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the holders of the Secured Obligations, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.

(b) Subject to subsection (c) of this Section 24, each of the Pledgors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Secured Obligations arising under this Pledge Agreement, the other Credit Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents or in any other documents relating to the Secured Obligations, the obligations of each Pledgor that is a Guarantor under the Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any other applicable Debtor Relief Law (including any comparable provisions of any applicable state law).

26. Foreign Subsidiaries and Property of Foreign Subsidiaries. For the avoidance of doubt, no Foreign Subsidiary shall at any time be liable for any portion of the Secured Obligations, including, without limitation, the principal of the Loans or any interest thereon or fees payable with respect thereto (and the Credit Parties are solely liable for such Obligations), and no Property owned by any Foreign Subsidiary shall at any time constitute Collateral.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:

TEMPUR-PEDIC INTERNATIONAL INC., a Delaware corporation

TEMPUR WORLD, LLC, a Delaware limited liability company

TEMPUR-PEDIC MANAGEMENT, LLC, a Delaware limited liability company

TEMPUR-PEDIC NORTH AMERICA, LLC, a Delaware limited liability company

TEMPUR-PEDIC TECHNOLOGIES, INC., a Delaware corporation

TEMPUR PRODUCTION USA, LLC, a Virginia limited liability company

DAWN SLEEP TECHNOLOGIES, INC., a Delaware corporation

TEMPUR-PEDIC MANUFACTURING, INC., a Delaware corporation

TEMPUR-PEDIC SALES, INC., a Delaware corporation

TEMPUR-PEDIC AMERICA, LLC, a Delaware limited liability company

SEALY CORPORATION, a Delaware corporation

SEALY MATTRESS CORPORATION, a Delaware corporation

SEALY MATTRESS COMPANY, an Ohio corporation

OHIO-SEALY MATTRESS MANUFACTURING CO. INC., a Massachusetts corporation

OHIO-SEALY MATTRESS MANUFACTURING CO., a Georgia corporation

SEALY MATTRESS COMPANY OF KANSAS CITY, INC., a Missouri corporation

SEALY MATTRESS COMPANY OF ILLINOIS, an Illinois corporation

A. BRANDWEIN & CO., an Illinois corporation

SEALY MATTRESS COMPANY OF ALBANY, INC., a New York corporation

SEALY OF MARYLAND AND VIRGINIA, INC., a Maryland corporation

SEALY OF MINNESOTA, INC., a Minnesota corporation

NORTH AMERICAN BEDDING COMPANY, an Ohio corporation

SEALY, INC., an Ohio corporation

THE OHIO MATTRESS COMPANY LICENSING AND COMPONENTS GROUP, a Delaware corporation

SEALY MATTRESS MANUFACTURING COMPANY, INC., a Delaware corporation

SEALY TECHNOLOGY LLC, a North Carolina limited liability company

SEALY-KOREA, INC., a Delaware corporation

MATTRESS HOLDINGS INTERNATIONAL, LLC, a Delaware limited liability company

SEALY REAL ESTATE, INC., a North Carolina corporation

SEALY MATTRESS COMPANY OF PUERTO RICO, an Ohio corporation

SEALY TEXAS MANAGEMENT, INC., a Texas corporation

WESTERN MATTRESS COMPANY, a California corporation

SEALY MATTRESS COMPANY OF MEMPHIS, a Tennessee corporation

SEALY MATTRESS CO. OF S.W. VIRGINIA, a Virginia corporation

ADVANCED SLEEP PRODUCTS, a California corporation

SEALY COMPONENTS-PADS, INC., a Delaware corporation

SEALY MATTRESS COMPANY OF MICHIGAN, INC., a Michigan corporation

By:
	Name:	Dale E. Williams
	Title:	Executive Vice President and Chief Financial Officer

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

SCHEDULES AND EXHIBITS

Schedule 2(a)	Pledged Shares
Schedule 5(e)	Partnership and Membership Interests
Exhibit 4(a)	Form of Stock Power

Schedule 2(a)

PLEDGED

SHARES

Pledgor	Issuer	[Number of Shares]	[Certificate Number]	Percentage Ownership

Schedule 2(f)

PARTNERSHIP AND MEMBERSHIP INTERESTS

Exhibit 4(a)

Irrevocable Stock Power

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

the following shares of capital stock of                      [ISSUER], a                     :

No. of Shares	Certificate No.

and irrevocably appoints                      its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject issuer, to the extent they may from time to time exist.

[HOLDER]

By:
Name:
Title: